Exhibit 10.43

AMENDMENT TO UNIT GRANT AGREEMENTS

THIS AMENDMENT TO UNIT GRANT AGREEMENTS (this “Agreement”) is made as of                  , 2015, between loanDepot.com, LLC, a Delaware limited liability company (“LDLLC”), loanDepot Holdings, LLC, a Delaware limited liability company (“LD Holdings”), and the grantee set forth on the signature page hereto (“Grantee”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Limited Liability Company Agreement of LD Holdings, dated as of             , 2015, as the same may be amended, modified or supplemented from time to time pursuant to its terms (the “Holdings LLC Agreement”). Certain additional definitions are set forth in Section 4.

WHEREAS, Grantee received certain Incentive Units (as defined in the 6th LLC Agreement) of LDLLC (the “Original Units”) pursuant to certain unit grant agreement(s) between LDLLC and Grantee (each a “Prior Grant Agreement” and collectively the “Prior Grant Agreements”);

WHEREAS, pursuant to the terms of the Prior Grant Agreements, immediately upon the grant of the Original Units, such Original Units were contributed to TMI1, TMI2, TMI3 or TMI6 (each a “TMI Entity” and together the “TMI Entities”), as applicable, in exchange for a corresponding number of units of such TMI Entity;

WHEREAS, the Board of LDLLC has determined to enter into a Restructuring pursuant to Section 9.8 of the 6th LLC Agreement, and pursuant thereto, all unvested Original Units may be canceled without consideration unless otherwise determined by the Board of LDLLC;

WHEREAS, in lieu of the cancellation of unvested Original Units, the Board of LDLLC has determined that it would be in the best interests of LDLLC to continue the vesting and other terms of the Prior Grant Agreements governing the Original Units, subject to the terms and conditions set forth herein;

WHEREAS, pursuant to Section 9.8 of the 6th LLC Agreement, all of the units of LDLLC other than the Class I Common Units were converted into Class A Common Units of LDLLC, and the 7th LLC Agreement was adopted;

WHEREAS, pursuant to Section 9.8 of the 7th LLC Agreement, each Class A Common Unit of LDLLC was exchanged (the “Exchange”) for one Class A Common Unit of LD Holdings (a “Holdco Unit”) and one Class B Share of Pubco a (a “Class B Share”, and together with a Holdco Unit, a “Combined Unit”);

WHEREAS, immediately after the Exchange, each of the TMI Entities dissolved and Grantee received Grantee’s applicable share of the Combined Units held by such TMI Entity; and

WHEREAS, LDLLC, LD Holdings and Grantee now desire to amend the terms of the Prior Grant Agreements in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Exchange of Units.

(a) The Holdco Units and Class B Shares that Grantee now holds in lieu of the Original Units that Grantee originally held shall be subject to the same vesting terms and other terms of the applicable Prior Grant Agreement pursuant to which such Original Units were originally granted to Grantee. For purposes of clarification, each Prior Grant Agreement and the number of Holdco Units and Class B Shares issued in respect of the Original Units in connection with the Exchange are set forth on Schedule I attached hereto. LD Holdings may deliver to Grantee a copy of the certificate(s), if any, representing the Holdco Units.

(b) As a condition to (i) not canceling the unvested Original Units and (ii) enjoying the rights and benefits under the Holdings LLC Agreement (including without limitation the exchange rights therein), Grantee agrees as of the date of the Holdings LLC Agreement (A) to join and be bound by the Holdings LLC Agreement as a “Member” and “Unitholder” thereunder pursuant to a Joinder and General Release in the form of Exhibit A attached hereto and (B) that the Holdco Units shall be subject to the restrictions and obligations applicable thereto contained in the Holdings LLC Agreement, the Prior Grant Agreements and this Agreement.

(c) For U.S. federal and relevant state income tax purposes, LD Holdings shall be treated as a continuation of LDLLC (i.e., the same tax partnership) in accordance with the principles of Revenue Ruling 84-52, 1984-1 C.B. 157, and Revenue Ruling 95-37, 1995-1 C.B. 130.

2. Continuation of Prior Grant Agreement Terms.

(a) Grantee reaffirms that all terms and conditions (including, without limitation, any applicable vesting provisions and repurchase provisions), obligations and all representations and warranties made by Grantee to LDLLC under any Prior Grant Agreement shall remain in full force and effect with the substitution of LD Holdings for LDLLC in the same manner as if LD Holdings was an original signatory thereto; provided, that Pubco or LD Holdings shall also have the right to exercise any repurchase provisions with respect to the Holdco Units and the Class B Shares in the same manner as LDLLC had repurchase rights in the applicable Prior Grant Agreement; provided further, that upon any exercise of such repurchase rights by Pubco or LD Holdings, both the Holdco Units and Class B Shares shall be deemed to be repurchased by Pubco or LD Holdings, as applicable. Notwithstanding the foregoing, the return thresholds that were applicable to the Original Units shall not be applicable to the Holdco Units or Class B Shares. All references to the 6th LLC Agreement, 7th LLC Agreement or any prior limited liability company agreement of LDLLC, as applicable, in each Prior Grant Agreement shall be deemed to be replaced with corresponding references to the Holdings LLC Agreement.

(b) Grantee shall execute in blank one assignment separate from certificate in the form of Exhibit B attached hereto (the “Unit Power”) with respect to the Holdco Units and shall deliver such Unit Power to LD Holdings. The Unit Power shall authorize LD Holdings to assign, transfer and deliver the Holdco Units to the appropriate acquiror thereof pursuant to Section 9.2 of the Holdings LLC Agreement.

3. Tax Advice. Grantee acknowledges that neither LD Holdings nor any of its Affiliates is giving any tax advice to Grantee and Grantee is fully responsible for all tax consequences arising out of the Exchange or the Prior Grant Agreements.

4. Definitions. For purposes of this Agreement, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth below:

“6th LLC Agreement” means the Sixth Amended and Restated Limited Liability Company Agreement of LDLLC, dated August 25, 2015.

“7th LLC Agreement” means the Seventh Amended and Restated Limited Liability Company Agreement of LDLLC.

“Agreement” is defined in the Preamble.

“Board of LD Holdings” means the board of managers or such other similar governing body of LD Holdings.

“Board of LDLLC” means the board of managers or such other similar governing body of LDLLC.

“Class B Share” is defined in the Recitals.

“Combined Unit” is defined in the Recitals.

“Exchange” is defined in the Recitals.

“Grantee” is defined in the Preamble.

“Holdco Unit” means each Class A Common Units of LD Holdings acquired by Grantee pursuant to Section 1(a), and any units or equity securities that Grantee may hereafter acquire on account of such units by way of (i) a unit split, unit dividend, conversion or other recapitalization or (ii) a reorganization or recapitalization of LD Holdings in connection with the incorporation of a corporate successor prior to a Public Offering.

“Holdings LLC Agreement” is defined in the Preamble.

“LD Holdings” is defined in the Preamble.

“LDLLC” is defined in the Preamble.

“Original Unit” is defined in the Recitals.

“Prior Grant Agreement” is defined in the Recitals.

“Pubco” means loanDepot, Inc., a Delaware corporation.

“Separation” means termination of Grantee’s employment with LD Holdings, Pubco or any of their Affiliates for any reason other than (a) a transfer of Grantee’s employment with LD Holdings, Pubco or any of their Affiliates or (b) a termination in connection with a sale of LD Holdings, Pubco or any of their Affiliates structured as a sale of all or substantially all of the assets of LD Holdings, Pubco or such Affiliate, as applicable, where the Grantee becomes employed by the acquiring entity or the successor entity to LD Holdings, Pubco or such Affiliate in connection with the occurrence thereof.

“Taxes” is defined in Section 6(1).

“TMI Entity” is defined in the Recitals.

“TMI1” mean Trilogy Management Investors, LLC, a Delaware limited liability company.

“TMI2” mean Trilogy Management Investors Two, LLC, a Delaware limited liability company.

“TMI3” mean Trilogy Management Investors Three, LLC, a Delaware limited liability company.

“TMI6” mean Trilogy Management Investors Six, LLC, a Delaware limited liability company.

“Unit Power” is defined in Section 2(b).

5. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and will be deemed to have been duly given only if faxed, sent via e-mail, mailed or delivered to the parties at the addresses, facsimile numbers, or email addresses set forth on the applicable Prior Grant Agreement pursuant to which the Original Units were originally granted to Grantee, or to such other address of Grantee as may be reflected from time to time in LD Holdings’ records.

All such notices and other communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) on the same business day of delivery by facsimile (with receipt of appropriate confirmation) if delivered before 5:00 p.m. local time and one business day after delivery by facsimile (with receipt of appropriate confirmation) if delivered after 5:00 p.m. local time, (iv) at the time of confirmation of e-mail delivery (by return receipt or other reasonable confirmation), or (v) one business day after being deposited with an overnight courier service of recognized standing. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

6. General Provisions.

(a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Holdco Units in violation of any provision of this Agreement (or the Holdings LLC Agreement) shall be void, and LD Holdings shall not record such Transfer on its books or treat any purported transferee of such Holdco Units as the owner of such Holdco Units for any purpose.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Counterparts. This Agreement and the exhibits and schedules hereto may be executed in separate counterparts (including by means of facsimile or electronic transmission), each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Any counterpart may be executed by facsimile or electronic mail with pdf attachment and such signature shall be deemed an original.

(e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns (including subsequent holders of Holdco Units); provided, that the rights and obligations of Grantee under this Agreement are not assignable without the written consent of LD Holdings. Any purported assignment or delegation by Grantee in violation of the foregoing shall be null and void ab initio and of no force and effect.

(f) Choice of Law; Venue. The law of the State of Delaware will govern all issues and questions concerning the relative rights and obligations of LD Holdings and its Unitholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts located in Los Angeles, California, and the parties agree to such jurisdiction and venue.

(g) WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR PERFORMANCE BY THE PARTIES UNDER OR THE ENFORCEMENT OF THIS AGREEMENT.

(h) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion obtain from any court of law or equity of competent jurisdiction (without posting any bond or deposit) specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(i) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of LD Holdings (through the Board of LD Holdings) and Grantee.

(j) Power of Attorney. Grantee constitutes, appoints and grants LD Holdings with full power to act as its true and lawful representative and attorney-in-fact, in Grantee’s name, place and stead to assign and transfer the Holdco Units to the appropriate acquirer thereof pursuant to Section 9.2 of the Holdings LLC Agreement and under no other circumstances and to take all related actions and execute all related documents and instruments on behalf of Grantee in furtherance of the foregoing. The powers of attorney granted herein shall be deemed to be coupled with an interest and irrevocable.

(k) Business Days. If any time period for giving notice or taking action hereunder expires on a day that is a Saturday, Sunday or holiday in the state in which LD Holdings’ chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(l) Indemnification and Reimbursement of Payments on Behalf of Grantee. LD Holdings and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from LD Holdings or any of its Subsidiaries to Grantee any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Grantee’s compensation or other payments from LD Holdings or any of its Affiliates or Grantee’s ownership interest in LD Holdings, including, without limitation, wages, bonuses, dividends, the receipt or exercise of options and/or the receipt, repurchase or vesting of restricted securities. In the event LD Holdings or any of its Affiliates do not make such deductions or withholdings, Grantee shall indemnify LD Holdings and its Affiliates for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.

(m) Termination. This Agreement shall survive a Separation and shall remain in full force and effect after such Separation.

(n) Adjustments of Numbers. All numbers set forth herein, if any, that refer to unit prices or amounts will be appropriately adjusted to reflect unit splits, unit dividends / distributions, combinations of units and other recapitalizations affecting the subject class or series of units.

(o) No Pledge or Security Interest. The purpose of LD Holdings’ retention of Grantee’s certificates and executed Unit Power is solely to facilitate the transfer of Holdco Units pursuant to Section 9.2 of the Holdings LLC Agreement and does not constitute a pledge by Grantee of, or the granting of a security interest in, the underlying securities. The certificates and Unit Power may be used solely for the purposes set forth in Section 9.2 of the Holdings LLC Agreement.

(p) Further Assurances. Grantee will sign such further documents and do and perform and cause to be done such further acts and things as may be reasonably necessary in order to give full effect to this Agreement and every provision hereof.

(q) Deemed Transfer of Holdco Units. If LD Holdings makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Holdco Units and Class B Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such Holdco Units and Class B Shares are to be repurchased shall no longer have any rights as a holder of such Holdco Units and Class B Shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such Holdco Units and Class B Shares shall be deemed purchased in accordance with the applicable provisions hereof and LD Holdings or Pubco, as applicable, shall be deemed the owner and holder of such Holdco Units and Class B Shares whether or not the certificates therefor have been delivered as required by this Agreement.

(r) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. In addition, unless the context otherwise requires:

(i) “Or” is disjunctive but not exclusive.

(ii) Words in the singular include the plural, and in the plural include the singular.

(iii) The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof.

(iv) References to the masculine, feminine or neuter gender shall include each other gender.

(v) The word “including” shall mean including without limitation.

(vi) Any reference to “$” or “dollars” shall mean United States dollars.

(vii) Holdco Units will continue to be Holdco Units in the hands of any holder other than Grantee (except for LD Holdings and except for transferees in a Public Offering), and except as otherwise provided herein, each such other holder of Holdco Units will succeed to all rights and obligations attributable to Grantee as a holder of Holdco Units hereunder. Holdco Units will also include equity of LD Holdings (or a corporate successor to LD Holdings) issued with respect to Holdco Units (i) by way of a unit split, unit dividend, conversion, or other recapitalization or (ii) by way of reorganization or recapitalization of LD Holdings in connection with the incorporation of a corporate successor prior to a Public Offering.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Unit Grant Agreements on the date first written above.

LOANDEPOT.COM, LLC

By:
Name:	Anthony Hsieh
Its:	Manager

LOANDEPOT HOLDINGS, LLC

By:
Name:	Anthony Hsieh
Its:	Manager

Signature Page to Amendment to Unit Grant Agreements

[Grantee Name]

Signature Page to Amendment to Unit Grant Agreements

EXHIBIT A

LIMITED LIABILITY COMPANY AGREEMENT

Joinder and General Release

The undersigned is executing and delivering this Joinder and General Release pursuant to the Limited Liability Company Agreement of loanDepot Holdings, LLC, a Delaware limited liability company (“LD Holdings”), dated as of             , 2015, as amended and in effect from time to time (the “Holdings LLC Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Holdings LLC Agreement.

By executing and delivering to LD Holdings this Joinder and General Release, the undersigned hereby agrees to become a party thereto, and shall accept and be subject to, and comply with the terms, conditions and provisions of the Holdings LLC Agreement as a “Member” and a “Unitholder” thereunder and shall be entitled to the rights and benefits and subject to the duties and obligations of a Member and a Unitholder thereunder in the same manner as if the undersigned was an original signatory to the Holdings LLC Agreement.

Further, in consideration for the Combined Units (as defined in the Holdings LLC Agreement), the noncancellation of unvested Original Units, the rights in the Holdings LLC Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned for himself or herself, his or her successors, assigns and heirs, and all other persons, firms or corporations related to or in any way affiliated with, claiming by or through, otherwise acting on behalf or under the direction or control of the foregoing, releases and forever relieves and discharges each Releasee of and from any and all obligations, promises, acts, damages, liabilities, claims, counterclaims, causes of action, setoffs or demands of whatever kind or nature, including without limitation all claims for interest, costs and attorneys’ fees, whether known or unknown, mature or contingent, suspected or unsuspected, that he or she has, had or may have against any Releasee from the beginning of time up to, through and including the date of this Agreement, which were or could have been asserted by the undersigned against any such Releasee for any acts, omissions, transactions, events, occurrences, statements or failures to act of any kind or nature (the “Released Matters”).

“Releasee” means any of the following entities and their predecessors, successors, assigns and past, present and future equityholders, partners, officers, managers, employees, representatives, attorneys, accountants and agents: LD Holdings; loanDepot.com, LLC, a Delaware limited liability company; loanDepot Holdings, Inc., a Delaware corporation; Anthony Hsieh; Trilogy Management Investors, LLC, a Delaware limited liability company; Trilogy Management Investors Two, LLC, a Delaware limited liability company; Trilogy Management Investors Three, LLC, a Delaware limited liability company; Trilogy Management Investors Four, LLC, a Delaware limited liability company; Trilogy Management Investors Five, LLC, a Delaware limited liability company; and Trilogy Management Investors Six, LLC, a Delaware limited liability company.

The undersigned specifically waives the benefit of the provisions of Section 1542 of the Civil Code of the State of California and of any successor section to it, and any similar statute or common law of any other jurisdiction or state, which Section 1542 reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO THE CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH DEBTOR.

A-1

EXHIBIT A

In connection with this waiver, the undersigned acknowledges that he or she is aware that he or she may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which he or she now knows or believes to be true. Nevertheless, he or she intends by this Joinder and General Release to release fully, finally and forever all Released Matters. In furtherance of such intention, the release set forth in this Joinder and General Release shall be and remain in effect as a full and complete release of the Released Matters notwithstanding the discovery or existence of any such additional or different claims or facts relevant hereto.

This Joinder and General Release shall be governed by Delaware law without giving effect to any choice of law of conflict of law rules or provisions that would cause the application of the law of any other state or jurisdiction. Any dispute arising hereunder shall be resolved in accordance with Section 14.8 of the Holdings LLC Agreement

Accordingly, the undersigned has executed and delivered this Joinder and General Release as of                  , 2015.

By:

Name:

Title (if entity):

Acknowledged and Agreed to as of                  , 2015 by:

loanDepot Holdings, LLC

By:
Name:	Anthony Hsieh
Its:	Manager

A-2

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto                     , a                     ,              Class A Common Units of loanDepot Holdings, LLC, a Delaware limited liability company (“LD Holdings”), standing in the undersigned’s name on the books of LD Holdings represented by Certificate Nos.                      herewith and does hereby irrevocably constitute and appoint                      as attorney to transfer the said units on the books of LD Holdings with full power of substitution in the premises pursuant to the terms of the Amendment to Unit Grant Agreements, dated as of                  , 2015, among the undersigned, loanDepot.com, LLC, a Delaware limited liability company, and LD Holdings, and the Limited Liability Company Agreement LD Holdings, dated                  , 2015, as each may be amended from time to time.

Dated:

By:

Name:

Title (if entity):

B-1

SCHEDULE I

Prior Grant Agreement	Number of Holdco Units and Class B Shares

S-1